EXHIBIT (A)(8)
                           WILSHIRE TARGET FUNDS, INC.

                              ARTICLES OF AMENDMENT

         Wilshire  Target  Funds,  Inc.,  a  Maryland   corporation  having  its
principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the corporation is hereby amended by striking Article SECOND of the charter and inserting in lieu thereof the following:

         SECOND:   The  name  of  the   corporation   (hereinafter   called  the
"corporation") is Wilshire Mutual Funds, Inc.

         THIRD: The foregoing amendments to the charter of the corporation were approved by a majority of the entire Board of Directors of the corporation and the amendments to the charter are limited to changes expressly permitted by
Section 2-605(a)(1) of the Maryland General Corporation Law to be made without action by stockholders.

         FOURTH: These Articles of Amendment shall become effective AT 12:01 a.m. on August 1, 2003.

         IN WITNESS WHEREOF, Wilshire Target Funds, Inc. has caused these presents to be signed in its name and on its behalf on the 21st day of July, 2003 by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury. WILSHIRE TARGET FUNDS, INC.
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WITNESS:

BY:      /s/ David C. Lebisky                 BY:    /s/ Thomas M. Goodrum Jr.
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Name:    David C. Lebisky                     Name:  Thomas M. Goodrum Jr.
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Title:   Assistant Secretary                  Title: President